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                                                              Exhibit 10.10.1(b)


                                 July 31, 2000



Agway, Inc.
PO Box 4933
Syracuse, New York  13221
Attn: Christopher W Fox
      Associate General Counsel

                           Asset Purchase Agreement
                           ------------------------

Gentlemen:

          In order to facilitate the closing under the Asset Purchase Agreement, dated as of June 20, 1998 (the "Agreement"), by and between Southern States Cooperative, Inc. ("Southern States") and Agway, Inc. ("Agway"), Agway has agreed to accept Southern States' promissory note, in substantially the form attached hereto (the "Note") in satisfaction of a portion of the purchase price for the Purchased Assets to be paid at Closing. This letter is to confirm certain agreements between Agway and Southern States relating to the payment of the purchase price.

          Southern States and Agway have agreed that:

     a) At Closing, Southern States will deliver the executed Note to Agway in satisfaction of a $13,300,000 portion of the purchase price for the Purchased Assets payable at Closing pursuant to Section 4.4 of the Agreement.

     b) Notwithstanding the provisions of Section 4.4 of the Agreement, the purchase price to be paid for the Purchased Assets at Closing shall be paid as follows: (1) a $13,300,000 portion of the purchase price for the Purchased Assets shall be paid by delivery of the Note to Agway, and (2) the balance shall be paid at the Closing by wire transfer of immediately available funds to Agway's account as provided to Southern States.
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Agway, Inc.
July 31, 2000
Page 2


          Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement. The Agreement, except as specifically amended by this letter agreement, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

          Please sign the enclosed copy of this letter agreement to evidence your agreement to the foregoing.

                              Very truly yours,



                                      /s/ Wayne A. Boutwell
                                   --------------------------------------------
                                          Wayne A. Boutwell
                                          Chief Executive Officer and President

SEEN AND AGREED:

AGWAY, INC.


By:   /s/ Robert A. Fischer, Jr.
   ------------------------------
          Robert A. Fischer, Jr.
          Vice President